UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 2, 2004
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                           AMERICAN VANTAGE COMPANIES
             (Exact name of registrant as specified in its charter)


            Nevada                      0-10061                 04-2709807
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(State or other Jurisdiction    (Commission File Number)   (IRS Employer
            of Incorporation)                               Identification No.)


         4735 S. Durango Dr., Suite #105, Las Vegas, Nevada          89128
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         (Address of principal executive offices)                  (Zip code)


         Registrant's telephone number, including area code:    (702) 227-9800
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Item 5.  Other Events.

As previously disclosed, American Vantage Media Corporation ("AVM"), a wholly-owned subsidiary of American Vantage Companies ("AVCS" or "Company") has been continuing its post-acquisition restructuring activities. As a result of these activities, the Company has downsized from approximately 90 to approximately 60 personnel for a net salaries reduction of approximately $2,500,000. AVM is also continuing its efforts to consolidate the operations into two locations in Santa Monica, California and New York City, New York, as well as identifying further payroll and non-payroll operating cost efficiencies.

Included in the restructuring is the outsourcing of the Company's interactive game production services previously performed by the Company's wholly-owned subsidiary, YaYa Media, Inc. ("YaYa"). As a result, the Company terminated the employment of Keith Ferrazzi, Chief Executive Officer of YaYa.

In addition, AVM terminated the employment of James P. Clarke, AVM Acting Chief Operating Officer. Al Cattabiani, President and CEO of Wellspring Media, Inc., a wholly-owned subsidiary of AVM, has resigned to form a production/financing company entitled 1409 Productions ("1409"). AVM has executed a distribution agreement with 1409 for a minority ownership position.

The Company also reached an oral agreement with Stephen K. Bannon, the Company's Vice-Chairman of the Board of Directors and Chief Executive Officer of AVM, on June 2, 2004 regarding Mr. Bannon's compensation as an employee of AVM. Under this agreement, Mr. Bannon is to be compensated as follows: (i) an annual base salary of $350,000; (ii) the grant of a ten-year nonqualified stock option to purchase 250,000 shares of the Company's common stock at an exercise price of $3.08 with such grant subject to achieving stock price milestones of $10.00 within three years, $15.00 within five years and $20.00 within eight years;
(iii) the issuance of 50,000 shares of the Company's common stock subject to achieving operating results at May 31, 2005 and May 31, 2006 as determined by the Compensation Committee of the AVCS Board of Directors; (iv) the issuance of 120,000 restricted shares; and, (v) the grant of a ten-year nonqualified stock option to purchase 50,000 shares of the Company's common stock at a purchase price of $2.62 per share becoming exercisable as to 33.3% of such shares on each of the next three anniversaries of the effective date of grant. The Company anticipates entering into a definitive employment agreement with Mr. Bannon which will include such compensation terms.

The Company reached an oral agreement with David C. Schulte to serve as Vice-Chairman of AVM with direct responsibility for its branded content division. Under this agreement, Mr. Schulte is to be compensated as follows: (i) an annual base salary of $350,000; (ii) the grant of a ten-year nonqualified stock option to purchase 65,000 shares of the Company's common stock at an exercise price of $3.08 with such grant subject to achieving stock price milestones of $10.00 within three years, $15.00 within five years and $20.00 within eight years; and, (iii) the issuance of 65,000 restricted shares. The Company anticipates entering into a definitive employment agreement with Mr. Schulte which will include such compensation terms.


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                                    SIGNATURE



 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      AMERICAN VANTAGE COMPANIES




Date:  June 4, 2004                   By: /s/ Ronald J. Tassinari
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                                         Ronald J. Tassinari, President and
                                         Chief Executive Officer